EXHIBIT 11.1


                               Power Spectra, Inc.

                    Computation of Per Share Earnings (Loss)



                                                                            1995                   1994                  1993
                                                                     --------------------   -------------------    -----------------
Net income (loss)                                                          ($2,562,230)          ($1,112,507)               $172,608

Less:  accrual of preferred dividends                                          189,195               104,400                  26,315
                                                                     --------------------   -------------------    -----------------

Net income (loss) applicable to common shares                              ($2,751,425)          ($1,216,907)               $146,293
                                                                     ====================   ===================    =================

Earnings (loss) per common share:
Net income (loss)                                                               ($0.25)               ($0.12)                  $0.01
                                                                     ====================   ===================    =================


Weighted average shares of common stock
     outstanding                                                            11,181,541            10,014,163               9,890,533

Common stock equivalent shares from stock options
     using the treasury stock method                                                --                    --                      --
                                                                     --------------------   -------------------    -----------------

Number of shares used in the per share computation                          11,181,541            10,014,163               9,890,533
                                                                     ====================   ===================    =================
